                                                                   EXHIBIT 99.12

               [CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION]

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]



Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey  07920

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of AT&T Corp. ("AT&T") as Annex J to the Joint Proxy Statement/Prospectus of AT&T and Comcast Corporation ("Comcast") included in the Registration Statement on Form S-4 of AT&T Comcast Corporation relating to the proposed merger transaction involving AT&T and Comcast and reference thereto in such Joint Proxy Statement/Prospectus under the captions "CHAPTER ONE - SUMMARY AND OVERVIEW OF THE TRANSACTIONS - Opinions of AT&T's Financial Advisors" and "CHAPTER FOUR - OPINIONS OF FINANCIAL ADVISORS - Credit Suisse First Boston's Opinion." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                     /s/ Credit Suisse First Boston Corporation
                     ------------------------------------------
                     CREDIT SUISSE FIRST BOSTON CORPORATION

February 11, 2002